Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:

November 4, 2019

Maxar Technologies Reports Third Quarter 2019 Results

Westminster, CO – Maxar Technologies (NYSE:MAXR) (TSX:MAXR) (“Maxar” or the “Company”), a trusted partner and innovator in Earth Intelligence and Space Infrastructure, today announced financial results for the quarter ended September 30, 2019. All dollar amounts in this press release are expressed in U.S. dollars.

Key points from the quarter include:

•	Consolidated revenues of $479 million
•	Net loss of $0.44 per share
•	Adjusted EBITDA[1] of $128 million and Adjusted EBITDA[1] margin of 26.7 percent

1This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

“We continued to make solid progress this quarter on our near-term priorities to position Maxar for sustained top and bottom-line growth, including efforts to reduce debt and leverage levels, re-engineer the Space Solutions business, position our Imagery, Services, and MDA businesses for long-term growth, and create a leaner, more agile organization with a reduced cost structure,” stated Dan Jablonsky, President and Chief Executive Officer.

Jablonsky continued, “We recently signed a sale-lease back transaction on a facility in Palo Alto, California that we expect to reduce debt and leverage, and we garnered important wins in our Space Systems business, including initial work on Canadarm3 and the TEMPO instrument for NASA. We also saw solid bookings and revenue growth in our Imagery and Services segments, including a four-year contract award for our Global-EGD service, a program to support a GEOINT Cloud Architecture for US Air Force, and the addition of another country to the installed base for the Company’s Rapid and Direct Access Program.”

“Third quarter results were largely consistent with expectations,” stated Biggs Porter, Chief Financial Officer. “Adjusted EBITDA benefited from recent restructuring and reshaping efforts in Space Systems as well as growth in Services and Imagery. Our leverage and debt levels remain in-line with expectations and are expected to improve with the sale-lease back transaction on the Palo Alto facility.”

Total revenues decreased to $479 million from $509 million, or by $30 million, for the three months ended September 30, 2019, compared to the same period of 2018. The decrease in revenues was primarily driven by a $43 million decrease in the Space Systems segment. The decrease was partially offset by a $10 million increase in the Imagery segment and an $11 million increase in revenues in the Services segment.

For the three months ended September 30, 2019, net loss of $26 million compared to net loss of $289 million in the comparative period of 2018. The increase is primarily driven by impairment losses taken in the third quarter of 2018 that did not occur in 2019.

For the third quarter of 2019, Adjusted EBITDA was $128 million and Adjusted EBITDA as a percentage of consolidated revenues (“Adjusted EBITDA margin percentage”) was 26.7%. This is compared to Adjusted EBITDA of $105 million and Adjusted EBITDA margin percentage of 20.6% for the third quarter of 2018. The increase was driven largely by higher Adjusted EBITDA from the Space Systems and Imagery segments, partially offset by higher corporate and other expenses.

The Company had total order backlog of $2.2 billion as of September 30, 2019 compared to $2.4 billion as at December 31, 2018. Backlog decreased primarily due to declines in backlog in our Imagery segment partially offset by an increase in our Space Systems segment and Services segment backlog as a result of new awards during the quarter. Imagery backlog declined primarily due to the recognition of EnhancedView revenue during the quarter and the loss of our WorldView-4 satellite. As of September 30, 2019 and December 31, 2018 unfunded contract options totaled $1.4 billion and $1.2 billion, respectively.

Financial Highlights

In addition to results reported in accordance with U.S. GAAP, the Company uses certain non-GAAP financial measures as supplemental indicators of its financial and operating performance. These non-GAAP financial measures include EBITDA and Adjusted EBITDA. The Company believes these supplementary financial measures reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
($ millions, except per share amounts)
Revenues	$479	$509	$1,473	$1,645
Net (loss) income	(26)	(289)	61	(314)
Adjusted EBITDA[1]	128	105	374	389

Net (loss) income per share, diluted	$(0.44)	$(4.88)	$1.02	$(5.45)

Weighted average number of common shares outstanding (millions):
Basic	59.6	59.2	59.6	57.6
Diluted	59.6	59.2	60.0	57.6

1	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Revenues by segment are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
($ millions)
Revenues
Space Systems	$220	$263	$751	$886
Imagery	220	210	621	633
Services	73	62	215	198
Intersegment eliminations	(34)	(26)	(114)	(72)
Total Revenues	$479	$509	$1,473	$1,645

The Company analyzes financial performance by segment, which combine related activities within the Company.

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Adjusted EBITDA:
Space Systems	$11	$(7)	$49	$34
Imagery	140	129	384	396
Services	9	9	22	19
Intersegment eliminations	(13)	(7)	(26)	(16)
Corporate and other expenses	(19)	(19)	(55)	(44)
Adjusted EBITDA[1]	$128	$105	$374	$389

1	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Space Systems

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
($ millions)
Revenues	$220	$263	$751	$886
Adjusted EBITDA	$11	$(7)	$49	$34
Adjusted EBITDA margin percentage	5.0%	(2.7)%	6.5%	3.8%

Revenues from the Space Systems segment decreased to $220 million from $263 million, or by $43 million, for the three months ended September 30, 2019, compared to the same period of 2018. Revenues decreased primarily as a result of the impact of reduced volume in our geostationary satellite manufacturing business (“GeoComm”), lower revenues on the RCM program in Canada which launched in the second quarter of 2019, lower volumes on other programs and increases in estimated costs to complete programs during the three months ended September 30, 2019 compared to the same period in 2018. An increase in estimated costs to complete directly impacts revenues, as revenues are recognized over time under the cost-to-cost method.

Adjusted EBITDA increased to $11 million from a loss of $7 million, or by $18 million, for the three months ended September 30, 2019, compared to the same period of 2018. The increase in the Space Systems segment is primarily related to reduced research and development spend of $26 million and headcount reductions from restructuring initiatives resulting in cost reductions. These increases were partially offset by decreases from the effects of lower revenues and higher estimated costs to complete on certain projects within the Space Systems segment.

Imagery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
($ millions)
Revenues	$220	$210	$621	$633
Adjusted EBITDA	$140	$129	$384	$396
Adjusted EBITDA Margin	63.6%	61.4%	61.8%	62.6%

Imagery segment revenues increased to $220 million from $210 million, or by $10 million, for the three months ended September 30, 2019, compared to the same period of 2018. The increase was primarily driven by the recognition of $9 million of revenue as a result of the signing of a previously delayed contract with an existing international customer, $11 million in revenue growth from the U.S. government and an increase in revenue from international governments. These increases were partially offset by the loss of $14 million of WorldView-4 revenues.

Adjusted EBITDA increased to $140 million from $129 million, or by $11 million, for the three months ended September 30, 2019, compared to the same period of 2018. The increase was primarily driven by the recognition of revenue as a result of the signing of a previously delayed contract with an existing international customer. Adjusted EBITDA was also impacted by a decrease in costs during the three months ended September 30, 2019, as compared to the same period of 2018.

Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
($ millions)
Revenues	$73	$62	$215	$198
Adjusted EBITDA	$9	$9	$22	$19
Adjusted EBITDA Margin	12.3%	14.5%	10.2%	9.6%

Services segment revenues increased to $73 million from $62 million, or by $11 million, for the three months ended September 30, 2019, compared to the same period of 2018. The increases were primarily driven by growth from new contract awards and expansion of programs with the U.S. government.

Adjusted EBITDA was $9 million for both the three months ended September 30, 2019 and 2018, respectively. The impact of the increase in revenues on Adjusted EBITDA was offset by a change in an expense related to a lease.

Corporate and other expenses

Corporate and other expenses include items such as corporate office costs, regulatory costs, executive and director compensation, foreign exchange gains and losses, retention costs, and fees for legal and consulting services.

Corporate and other expenses for the three months ended September 30, 2019 and September 30, 2018 were $19 million. These expenses were impacted by a decrease in selling, general and administrative expenses and a decrease in an expense related to a business dispute in 2018, which did not reoccur in 2019. These decreases were primarily offset by an increase in retention costs at Space Solutions and an increase in foreign exchange losses.

Intersegment eliminations

Intersegment eliminations are related to projects between our segments, including WorldView Legion. Intersegment eliminations have increased for the three months ended September 30, 2019 compared to the same period of 2018 primarily related to an increase in intersegment activity.

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Product	$158	$201	$542	$686
Service	321	308	931	959
Total revenues	$479	$509	$1,473	$1,645
Costs and expenses:
Product costs, excluding depreciation and amortization	$159	$220	$521	$661
Service costs, excluding depreciation and amortization	105	100	336	296
Selling, general and administrative	92	132	275	368
Depreciation and amortization	96	119	293	343
Impairment losses	—	175	12	175
Satellite insurance recovery	—	—	(183)	—
Operating income (loss)	27	(237)	219	(198)
Interest expense, net	50	52	148	155
Other (income) expense, net	(1)	5	2	10
Income (loss) before taxes	(22)	(294)	69	(363)
Income tax expense (benefit)	3	(6)	4	(47)
Equity in loss (income) from joint ventures, net of tax	1	1	4	(2)
Net (loss) income	$(26)	$(289)	$61	$(314)

(Loss) income per common share:
Basic	$(0.44)	$(4.88)	$1.02	$(5.45)
Diluted	$(0.44)	$(4.88)	$1.02	$(5.45)

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Balance Sheets

(In millions, except per share amounts)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$52	$35
Trade and other receivables, net	484	464
Inventory	20	31
Advances to suppliers	7	42
Income taxes receivable	21	14
Prepaid and other current assets	44	51
Total current assets	628	637
Non-current assets:
Orbital receivables	412	407
Deferred tax assets	110	103
Property, plant and equipment, net	824	747
Intangible assets, net	1,065	1,232
Non-current operating lease assets	125	—
Goodwill	1,759	1,751
Other assets	119	124
Total assets	$5,042	$5,001
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$177	$209
Accrued liabilities	56	116
Accrued compensation and benefits	99	100
Contract liabilities	279	361
Current portion of long-term debt	17	17
Current operating lease liabilities	33	—
Other current liabilities	59	46
Total current liabilities	720	849
Non-current liabilities:
Pension and other postretirement benefits	187	196
Contract liabilities	5	60
Operating lease liabilities	132	—
Long-term debt	3,114	3,030
Other non-current liabilities	182	222
Total liabilities	4,340	4,357
Stockholders’ equity:
Common stock ($0.0001 par value, 240 million common shares authorized and 59.6 million outstanding at September 30, 2019; no par value, unlimited authorized common shares and 59.4 million outstanding at December 31, 2018)	—	1,713
Additional paid-in capital	1,780	59
Accumulated deficit	(1,152)	(1,211)
Accumulated other comprehensive income	73	82
Total Maxar stockholders' equity	701	643
Noncontrolling interest	1	1
Total stockholders' equity	702	644
Total liabilities and stockholders' equity	$5,042	$5,001

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows provided by (used in):
Operating activities:
Net income (loss)	$61	$(314)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property, plant and equipment	85	121
Amortization of intangible assets	208	222
Stock-based compensation expense	10	14
Amortization of debt issuance costs and other noncash interest expense	6	7
Impairment losses	15	213
Foreign exchange losses	5	3
Deferred income tax expense (benefit)	—	(29)
Other	7	12
Changes in operating assets and liabilities:
Trade and other receivables	(24)	(24)
Accrued compensation and benefits	(11)	(6)
Trade and other payables	(31)	(55)
Accrued liabilities	(64)	16
Contract liabilities	(143)	(156)
Advances to suppliers	35	39
Deferred tax assets	(5)	(23)
Deferred tax liabilities	4	34
Other	(16)	(26)
Cash provided by operating activities	142	48
Investing activities:
Purchase of property, plant and equipment	(163)	(111)
Purchase or development of software	(43)	(42)
Cash collected on note receivable	—	5
Disposal of subsidiary and short-term investments	3	(1)
Acquisitions, net of cash acquired	—	(6)
Cash used in investing activities	(203)	(155)
Financing activities:
Net proceeds from revolving credit facility	107	150
Repayments of long-term debt	(22)	(25)
Proceeds from securitization of orbital receivables	—	18
Settlement of securitization liability	(7)	(12)
Payment of dividends	(2)	(49)
Change in overdraft balance	—	2
Other financing activities	(1)	—
Cash provided by financing activities	75	84
Increase (decrease) in cash, cash equivalents, and restricted cash	14	(23)
Cash, cash equivalents, and restricted cash, beginning of year	43	42
Cash, cash equivalents, and restricted cash, end of period	$57	$19

Reconciliation of cash flow information:
Cash and cash equivalents	$52	$9
Restricted cash included in prepaid and other current assets	1	8
Restricted cash included in other assets	4	2
Total cash, cash equivalents, and restricted cash	$57	$19

NON-GAAP FINANCIAL MEASURES

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of our financial and operating performance. These non-GAAP financial measures include EBITDA and Adjusted EBITDA.

We define EBITDA as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for certain items affecting comparability as specified in the calculation. Certain items affecting comparability include restructuring, impairments, satellite insurance recovery, CEO severance and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions. Management believes that exclusion of these items assists in providing a more complete understanding of our underlying results and trends, and management uses these measures along with the corresponding U.S. GAAP financial measures to manage our business, evaluate our performance compared to prior periods and the marketplace, and to establish operational goals. Adjusted EBITDA is a measure being used as a key element of our incentive compensation plan. The Syndicated Credit Facility also uses Adjusted EBITDA in the determination of our debt leverage covenant ratio. The definition of Adjusted EBITDA in the Syndicated Credit Facility includes a more comprehensive set of adjustments.

We believe that these non-GAAP measures, when read in conjunction with our U.S. GAAP results, provide useful information to investors by facilitating the comparability of our ongoing operating results over the periods presented, the ability to identify trends in our underlying business, and the comparison of our operating results against analyst financial models and operating results of other public companies.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net (loss) income as indications of financial performance or as alternate to cash flows from operations as measures of liquidity. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for our results reported under U.S. GAAP. The table below reconciles our net (loss) income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
($ millions)
Net (loss) income	$(26)	$(289)	$61	$(314)
Income tax expense (benefit)	3	(6)	4	(47)
Interest expense, net	50	52	148	155
Interest income	(1)	—	(1)	—
Depreciation and amortization	96	119	293	343
EBITDA	$122	$(124)	$505	$137
Transaction and integration related expense	7	14	13	24
Restructuring	(1)	2	21	15
Impairment losses, including inventory	—	213	15	213
Satellite insurance recovery	—	—	(183)	—
CEO severance	—	—	3	—
Adjusted EBITDA	$128	$105	$374	$389

Adjusted EBITDA:
Space Systems	11	(7)	49	34
Imagery	140	129	384	396
Services	9	9	22	19
Intersegment eliminations	(13)	(7)	(26)	(16)
Corporate and other expenses	(19)	(19)	(55)	(44)
Adjusted EBITDA	$128	$105	$374	$389

Cautionary Note Regarding Forward-Looking Statements

Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

*****

Unless stated otherwise or the context otherwise requires, references to the terms “Company,” “Maxar,” “we,” “us,” and “our” to refer collectively to Maxar Technologies Inc. and its consolidated subsidiaries. Financial information and results of operations presented in this Earnings Release for the periods prior to January 1, 2019 relate to Maxar Technologies Ltd., our predecessor issuer, and relate to Maxar Technologies Inc. after January 1, 2019.

Investor/Analyst Conference Call

Maxar President and Chief Executive Officer, Dan Jablonsky, and Executive Vice President and Chief Financial Officer, Biggs Porter, will host an earnings conference call Monday, November 4, 2019, reviewing the second quarter results, followed by a question and answer session. The call is scheduled to begin promptly at 3:00 p.m. MT (5:00 p.m. ET).To participate, dial:

Participant Toll Free Dial-In:  1-866-211-3067

Participant International Dial-In:  1-647-689-6610

The Conference Call will also be Webcast live and then archived at:

https://event.on24.com/wcc/r/2078746/ADBA73E648225F9766FCD00853E213C3

Telephone replay will be available from Tuesday, November 5, 2019 at 6:30 p.m. MT (8:30 p.m. ET) to Tuesday November 19, 2019 at 9:59 p.m. MT (11:59 p.m. ET) at the following numbers:

Toll free North America: 1-800-585-8367

International Dial-In:  1-416-621-4642

Passcode: 2326048#

About Maxar

Maxar is a leading provider of solutions in Earth intelligence and Space infrastructure. We help government and commercial customers to monitor, understand and navigate the changing planet; deliver global broadband communications infrastructure; and explore and advance the use of space. Our approach combines decades of deep mission understanding and a proven commercial and defense foundation to deliver our services with speed, scale and cost effectiveness. Maxar’s 5,800 team members in more than 30 global locations work to help our customers harness the potential of space. Maxar’s stock trades on the New York Stock Exchange and Toronto Stock Exchange under the symbol “MAXR”. For more information, visit www.maxar.com.

CONTACT:

Jason Gursky | VP Investor Relations | 1-303-684-2207 | jason.gursky@maxar.com

Turner Brinton | Media Relations | 1-303-684-4545 | turner.brinton@maxar.com